Exhibit 10.25

BRIAN R. KATZ

California State Bar No. 88895

Attorney at Law

4364 Town Center Boulevard, Suite 207

El Dorado Hills, CA 95762

Telephone: 916-933-5266

Facsimile: 916-933-7866

e-mail: brian@katzbusinesslaw.com

Attorney for: MyECheck, Inc.

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF CALIFORNIA - SACRAMENTO DIVISION

MYECHECK, Inc., a California corporation,	)	CASE NO.
)
Plaintiff,	)
)
— vs. —)		COMPLAINT FOR
	)	DECLARATORY RELIEF FOR
SWEETSUN INTERTRADE, INC., SEVEN	)	CANCELLATION OF SHARE
MILES SECURITIES, TITAN	)	CERTIFICATES; DAMAGES FOR
INTERNATIONAL SECURITIES, INC.,	)	FRAUD; PRELIMINARY AND
SCOTTSDALE CAPITAL ADVISORS	)	PERMANENT INJUNCTIONS
CORPORATION, and Does 1 — 20, Inclusive,	)
)
)
Defendants.	)
)
)

MYECHECK, INC., plaintiff in the above-captioned matter, and for its Complaint against defendants SWEETSUN INTERTRADE, INC., SEVEN MILES SECURITIES, TITAN INTERNATIONAL SECURITIES, INC., SCOTTSDALE CAPITAL ADVISORS CORPORATION, and Does 1 — 20, Inclusive, herein alleges as follows:

-1- COMPLAINT

NATURE AND BASIS OF ACTION

1.          This is a civil action in which MYECHECK, INC., seeks against defendants SWEETSUN INTERTRADE, INC., SEVEN MILES SECURITIES, TITAN INTERNATIONAL SECURITIES, INC., SCOTTSDALE CAPITAL ADVISERS CORPORATION, and Does 1 — 20, Inclusive, a Court Order declaring that the 1,440,000,000 shares in plaintiff corporation issued to defendants SWEETSUN INTERTRADE, INC., SEVEN MILES SECURITIES, and TITAN INTERNATIONAL SECURITIES, INC., should be cancelled due to fraud in the inducement and extrinsic fraud, and injunctive relief and recovery of its costs and attorneys’ fees.

PARTIES

2.          MYECHECK, INC. [“MYEC”], is a corporation incorporated under the laws of the State of Wyoming, is a citizen of the State of Wyoming, is duly registered in California as a foreign corporation, and maintains its principal place of business in Folsom, Sacramento County, California.

3.          Upon information and belief, defendant SWEETSUN INTERTRADE, INC., [“SWEETSUN”], is a corporation established under the laws of the country of Belize, and is a citizen of the country of Belize.

4.          Upon information and belief, defendant SEVEN MILES SECURITIES [“SEVEN MILES”], is a corporation established under the laws of the country of Grand Cayman, is a citizen of the country of Grand Cayman, and maintains its principal place of business at 724 Britannia Drive, Seven Mile Beach Grand Cayman, Cayman Islands.

-2- COMPLAINT

5.          Upon information and belief, defendant TITAN INTERNATIONAL SECURITIES, INC, [“TITAN”], is a corporation established under the laws of the country of Belize, is a citizen of the country of Belize, and maintains its principal place of business at Belize City, Belize.

6.          Defendant SCOTTSDALE CAPITAL ADVISORS CORPORATION [“SCOTTSDALE CAPITAL”] is a corporation established under the laws of the State of Arizona, is a citizen of the State of Arizona, and maintains its principal place of business at 7170 E McDonald Drive, Suite 6, Scottsdale, Arizona.

7.          Upon information and belief, defendants designated herein as Does 1 through 20, Inclusive, hold some of the shares of stock in plaintiff MYEC, that were originally issued to defendants SWEETSUN, SEVEN MILES, and TITAN as described herein. Plaintiff will seek leave of the Court to amend this complaint to show defendants Does 1 through 20’s, true names and capacities as soon as they are ascertained.

JURISDICTION AND VENUE

8.          This Court has exclusive jurisdiction over the subject matter of this action pursuant to 28 U.S.C. § 1332. The Court has supplemental jurisdiction over the state and common law claims pursuant to 28 U.S.C. § 1367.

9.          Venue in this Court because the issuance of shares, and false representations as alleged below, took place within the County and State in which this Court is located.

-3- COMPLAINT

FACTUAL BACKGROUND

10.         On November 9, 2010, plaintiff MYEC entered into a settlement agreement with Tangiers Investors, L.P., a Delaware Limited Partnership [“TANGIERS”], wherein MYEC agreed to turn over to TANGIERS the convertible debenture of shares of stock pledged as security for a promissory note in the sum of $32,200. However, plaintiff MYEC did not turn over the convertible debenture of shares of stock to TANGIERS, and thus was still indebted to TANGIERS.

11.         In 2011, TANGIERS began legal enforcement action against plaintiff MYEC.

12.         In 2012, Defendant SWEETSUN represented to plaintiff MYEC that it had purchased the promissory note from plaintiff MYEC to TANGIERS, and was exercising its rights to convert the note to shares in MYEC.

13.         In 2012, in an attempt to forestall TANGIERS’ legal enforcement action, and in an effort to satisfy plaintiff MYEC’s obligation on the promissory note originally given to TANGIERS, plaintiff MYEC agreed to issue 255,000,000 shares as directed by defendant SWEETSUN.

14.         On or about December 21, 2011, plaintiff MYEC issued 255,000,000 shares to defendant TITAN as directed by defendant SWEETSUN. Plaintiff is informed and believes that the share certificates representing those shares were sent to defendant SCOTTDALE CAPITAL.

-4- COMPLAINT

15.         Plaintiff’s issuance of the 255,000,000 shares to defendant SWEETSUN was based on the representations by SWEETSUN that SWEETSUN had purchased from TANGIERS the promissory note secured by the convertible debenture of shares of stock.

16.         The representations by defendant SWEETSUN were false; in fact, SWEETSUN did not purchase the promissory note secured by the convertible debenture of shares of stock from TANGIERS at any time.

17.         Following the first issuance of MYEC shares, defendant SWEETSUN caused plaintiff’s transfer agent to fraudulently issue additional shares in MYEC, none of which was authorized by plaintiff MYEC. The date, the names of the issuee, and the number of shares are as follows:

01-04-2013	SEVEN MILE	275,000,000
01-09-2013	SWEETSUN	260,000,000
05-10-2013	SWEETSUN	350,000,000
08-22-2013	SWEETSUN	300,000,000

18.         Plaintiff first learned of the falsity of defendant SWEETSUN’s representations, and the fraudulent issuance of the additional shares, in October 2013.

19.         On October 11, 2013, plaintiff MYEC and TANGIERS entered into a Settlement Agreement whereby Sierra Global, LLC agreed to pay TANGIERS the sum of $45,500, and upon receipt of payment, TANGIERS agreed to turn over the convertible debenture of shares of stock to Sierra Global, LLC.

-5- COMPLAINT

20.         In that October 11, 2013, Settlement Agreement, TANGIERS represented that it owned the convertible debenture of shares of stock and had not assigned any part of it.

21.         On October 30, 2013, Sierra Global, LLC, paid $22,750 to TANGIERS.

22.         On or about November 2013, plaintiff MYEC notified defendant SWEETSUN that the issuance of the shares in MYEC had been obtained fraudulently and was being cancelled.

23.         On or about November 13, 2013, plaintiff MYEC notified defendant SCOTTSDALE CAPITAL that the issuance of the shares in MYEC had been obtained fraudulently and was being cancelled, and plaintiff requested that defendant SCOTTSDALE CAPITAL freeze trading in those shares.

24.         Plaintiff is informed and believes and thereon alleges that SCOTTSDALE CAPITAL did freeze trading in MYEC’s shares for some period of time, however, on January 16, 2014, plaintiff MYEC received an e-mail from defendant SCOTTSDALE CAPITAL stating that they could not continue a freeze in trading in the shares in MYEC without a Court-issued temporary restraining order.

25.         On September 22, 2014, plaintiff MYEC paid $22,750 to TANGIERS.

26.         On October 9, 2014, TANGIERS acknowledged that it had been paid in full and assigned the convertible debenture of shares of stock to plaintiff MYEC.

-6- COMPLAINT

27.         On or about October 3, 2014, plaintiff MYEC received a letter from defendant SWEETSUN’s legal counsel threatening to file a lawsuit against plaintiff unless plaintiff paid defendant SWEETSUN $105,000, the amount that defendant’s counsel claimed was the amount owing on plaintiff’s note to TANGIERS.

28.         As of the time of filing this Complaint, the shares that MYEC issued to defendant SWEETSUN, and the shares that were otherwise fraudulently issued are held by the following defendants in the amounts set forth next to their respective name:

SEVEN MILES:	275,000,000
TITAN:	255,000,000
Unknown:	5,000

29.         The current value of the 530,005,000 shares described immediately above is approximately $16,000,000.

30.         The amount in controversy is in excess of $75,000, to wit: $16,000,000.

FIRST CAUSE OF ACTION

(Declaratory Relief Against All Defendants)

31.         This cause of action includes paragraphs 1 through 30, as set forth above.

32.         A dispute has arisen between plaintiff MYEC on the one hand, and defendants SWEETSUN, SEVEN MILES, TITAN, and SCOTTSDALE CAPITAL, on the other concerning the 1,440,000,000 shares issued to defendants SWEETSUN, SEVEN MILES, TITAN, and SCOTTSDALE CAPITAL. Plaintiff contends that the issuance of the initial 255,000,000 shares to TITAN was void from the inception and should be cancelled because defendant SWEETSUN falsely represented to plaintiff that defendant SWEETSUN had purchased the promissory note from TANGIERS, and that the issuance of the 1,185,000,000 shares of MYEC to defendants SEVEN MILES and SWEETSUN was void in the inception and should be cancelled because the issuance was without plaintiff’s authorization; plaintiff is informed and believes that defendants dispute these contentions.

-7- COMPLAINT

33.         A Declaration from this Court is appropriate at this time so that plaintiff and defendants can know the true ownership of the 1,440,000,000 shares in dispute and govern their actions accordingly.

SECOND CAUSE OF ACTION

(Damages For Fraud Against Defendant SWEETSUN)

34.         This cause of action includes paragraphs 1 through 30, as set forth above.

35.         Defendant SWEETSUN made the representations to plaintiff knowing that they were false and with the intention to deprive plaintiff of its property rights.

36.         Plaintiff MYEC relied on the representations of defendant SWEETSUN and its reliance was reasonable under the circumstances in that defendant SWEETSUN could reasonably be expected to have superior knowledge of its purchase of the promissory note from TANGIERS.

37.         Defendant SWEETSUN made the representations to plaintiff’s transfer agent that the issuance of the 1,140,000,000 shares was authorized by plaintiff MYEC knowing that they were false and with the intention to deprive plaintiff of its property rights.

-8- COMPLAINT

38.         As a proximate result of plaintiff MYEC’s and its transfer agent’s reliance on the fraudulent representations of defendant SWEETSUN, plaintiff has been damaged in an amount in excess of $16,000,000, and according to proof at trial.

39.         Plaintiff is entitled to recover punitive damages against defendant SWEETSUN in amount according to proof.

THIRD CAUSE OF ACTION

(Injunctive Relief Against All Defendants)

40.         This cause of action includes paragraphs 1 through 30, as set forth above.

41.         Plaintiff is informed and believes, and alleges thereon that unless restrained by this Court, defendants SWEETSUN, TITAN, SCOTTSDALE CAPITAL, and Does 1 – 20, Inclusive, will have the ability to, and are likely to transfer the 530,005,000 shares they now hold because the market price of the shares of plaintiff MYEC has increased approximately eight-fold since the shares were issued.

42.         The existence of 530,005,000 shares held by defendants SWEETSUN, TITAN, SCOTTSDALE CAPITAL, and Does 1 – 20, Inclusive, represents 13.48% of the outstanding shares of plaintiff MYEC, and dilutes the value of plaintiff’s shares in an amount that is not subject to exact determination and for which monetary damages would be inadequate.

43.         Plaintiff will suffer irreparable injury unless the transfer of the 530,005,000 shares held by defendants SWEETSUN, TITAN, SCOTTSDALE CAPITAL, and Does 1 – 20, Inclusive, is restrained by an Order of this Court, because a transfer to innocent third parties could result in plaintiff losing the ability to cancel those shares.

-9- COMPLAINT

44.         Plaintiff MYEC seeks injunctive relief to prevent defendants SWEETSUN, TITAN, SCOTTSDALE CAPITAL, and Does 1 – 20, Inclusive from transferring the 530,005,000 shares in MYEC.

REQUEST FOR JUDGMENT

WHEREFORE, plaintiff MYECHECK, INC., prays for judgment against defendants as follows:

1.          For a declaration from this Court that plaintiff’s issuance of the 255,000,000 shares to defendant TITAN at the request of defendant SWEETSUN was obtained by false representations, and therefore was void at the inception and should be cancelled.

2.          For a declaration from this Court that plaintiff’s issuance of the 1,185,000,000 shares to defendants SEVEN MILES and SWEETSUN was not authorized by plaintiff MYEC, and therefore was void at the inception and should be cancelled.

3.          For damages for fraud, including punitive damages from defendant SWEETSUN.

4.          For a temporary injunction against defendants SWEETSUN, TITAN, SCOTTSDALE CAPITAL, and Does 1 – 20, Inclusive, restraining them from transferring any of the 530,005,000 shares in plaintiff MYEC, which injunction should be made permanent at the conclusion of this action.

-10- COMPLAINT

Dated this December 10, 2014

MYECHECK, INC., Plaintiff
By:

/s/ Brian R. Katz
BRIAN R. KATZ #88895
Attorney at Law
4364 Town Center Blvd., Suite 207
El Dorado Hills, CA 95762

-11- COMPLAINT